EXHIBIT 99.1
Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release:  March 2, 2010

Icahn Enterprises L.P.
Announces Earnings Call and Quarterly Distribution

New York, NY – Icahn Enterprises L.P. (NYSE: IEP) – Icahn Enterprises L.P. (“Icahn Enterprises”) announced today that it has declared a quarterly distribution of $0.25 per unit on its depositary units, payable in the first quarter of 2010.  The distribution will be paid on March 30, 2010 to depositary unit holders of record at the close of business on March 15, 2010.

Icahn Enterprises will discuss its fourth quarter and 2009 annual results on a conference call and Webcast on Thursday, March 4, 2010 at 10:00 a.m. EST.  The Webcast can be viewed live on Icahn Enterprises’ website at www.icahnenterprises.com.  It will also be archived and made available at www.icahnenterprises.com under the Investor Relations section.  The toll-free dial-in number for the conference call in the United States is 800.938.1410.  The international number is 702.696.4768.  The access code for both is 59839386.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in seven primary business segments: Investment Management, Automotive, Metals, Real Estate, Home Fashion, Railcar and Food/Packaging.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P.
and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.